Exhibit 99.1

Sundance Energy February 2020 sundanceenergy.net

▫ 2 ▫ Disclaimers Cautionary Statement Regarding Forward - Looking Statements This presentation contains forward - looking statements within the meaning of Section 27 A of the Securities Act of 1933 and Section 21 E of the Securities Exchange Act of 1934 . These statements are identified by the use of the words “project,” “believe,” “estimate,” “expect,” “anticipate,” “intend,” “contemplate,” “foresee,” “would,” “could,” “plan,” and similar expressions that are intended to identify forward - looking statements, which are generally not historical in nature . These forward - looking statements are based on management’s current expectations and beliefs concerning future developments and their potential effect on Sundance . While management believes that these forward - looking statements are reasonable as and when made, there can be no assurance that future developments affecting Sundance will be those that are anticipated . Sundance’s forward - looking statements involve significant risks and uncertainties (some of which are beyond Sundance’s control) and assumptions that could cause actual results to differ materially from Sundance’s historical experience and present expectations or projections . These include, but are not limited to, risks or uncertainties associated with our previously completed redomiciliation (including the ability to recognize any benefits therefrom), the discovery and development of oil and natural gas reserves, cash flows and liquidity, business and financial strategy, budget, projections and operating results, oil and natural gas prices, amount, nature and timing of capital expenditures, including future development costs, availability and terms of capital and general economic and business conditions . You are cautioned not to place undue reliance on forward - looking statements contained in this presentation, which speak only as of the date of this presentation . Forward - looking statements also are affected by the risk factors described in Sundance’s Annual Report on Form 20 - F for the fiscal year ended December 31 , 2018 , as may be amended , and those set forth from time - to - time in other filings with the SEC . Sundance undertakes no obligation to publicly update or revise any forward - looking statements after the date they are made, whether as a result of new information, future events or otherwise . Oil and Gas Reserves The SEC generally permits oil and gas companies, in filings made with the SEC, to disclose proved reserves, which are reserve estimates that geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions, and certain probable and possible reserves that meet the SEC’s definitions for such terms . Sundance discloses only estimated proved reserves in its filings with the SEC . Sundance's estimated proved reserves (including those of its consolidated subsidiaries) as of December 31 , 2018 referenced in this presentation were prepared by Ryder Scott Company, L . P . , an independent engineering firm (“Ryder Scott”), and comply with definitions promulgated by the SEC . Additional information on the Company’s estimated proved reserves is contained in the Company’s filings with the SEC . This presentation also contains the Company’s internal estimates of its potential drilling locations, which may prove to be incorrect in a number of material ways . Actual number of locations that may be drilled may differ substantially .

▫ 3 ▫ A Leading Pure Play Eagle Ford Producer ▪ Full NASDAQ listing post successful completion of US redomiciliation in 4Q19 • Management believes redomiciliation could d rive improved trading liquidity and valuation to bring Sundance’s valuation in - line with its US based Eagle Ford peers ▪ Free Cash Flow Generation Expected in Fourth Quarter 2019 • 20 wells turned to sales in 2019 , including 12 in 3 Q 19 and two in 4 Q 19 • 2019 wells continue track record of material type curve outperformance • 3 Q 19 Cash Operating Costs per Boe are 40 % lower than 2 Q 18 and 8 % lower than 2 Q 19 • Robust hedge book protects ~ 5 , 500 bopd oil at ~ $ 56 . 50 /bbl floor for 2020 ▪ Strong Balance Sheet and Robust Liquidity • Available liquidity of ~ $ 78 MM pro forma for $ 17 . 8 MM of initial Dimmit proceeds (5) • Sundance has reached peak forecast net debt, with reduction forecasted for 4 Q 19 • Debt - to - Consensus 2019 EBITDAX of 2 . 5 x ; n o debt maturities until 4 Q 22 ▪ High Quality Asset Base Enables Growth Even at Lower Oil Prices • Deep inventory of wells with full - cycle break even costs of ~$30.00 per boe allows Sundance to deliver production and EBITDA growth under various oil price scenarios • 41,832 net acres primarily in the Eagle Ford’s Oil and Volatile Oil Window (4) • 415 undrilled Eagle Ford locations represent ~23 years drilling inventory (3) • 93.2mmboe of 1P SEC reserves representing $1,110 MM in PV - 10 value (2) (1) Enterprise Value is Market Capitalization as of February 5, 2020 plus $363MM Net Debt as of 9/30/19. (2) As prepared by Ryder Scott at December 31, 2018 based on SEC - based pricing. See Appendix for reconciliation to IFRS. (3) Represents total Tier 1 locations divided by 18 wells per year drilling cadence. (4) Acreage as of September 30,2019, pro forma for impact of Dimmit sale. (5) Liquidity represents cash plus available borrowing capacity as of September 30, 2019 plus Dimmit proceeds received at Closing and increase of elected commitment available under borrowing base to $190MM as of Fall 2019 redetermination. 3Q19 1H19 Product Sales Sales Oil (bbls) 798,256 1,467,525 Gas (mcf) 1,537,676 2,960,551 NGLs (bbls) 196,609 410,958 Total (boe) 1,251,144 2,371,909 Boe/d 13,599 13,104 3Q19 % Crude Oil: 64% Debt to Consensus 2019 EBITDA: 2.5x Nasdaq Symbol: SNDE Market Cap (1) : $72 MM Enterprise Value (1) : $435 MM 12/31/18 1P PV-10 Value (2) : $1,110 MM Proved Reserves (2) : 93.2 mmboe PDP Reserves Value (2) : $483 MM Net Acreage (4) : 41,832

Evolution As Eagle Ford Pure Play Operator

Sundance's cycle-tested DNA is building and profitably monetizing core positions in US shale basins

- **2004** — Sundance Energy founded targeting Australia's Cooper Basin
- **2005** — Sundance completes IPO on the Australian Securities Exchange ("ASX")
- **2006** — Transition to a North American focus via acquisitions in Williston, Arkoma and Anadarko Basins
- **2009** — Sundance enters DJ Basin
- **2012** — Successful exit of the Williston Basin via sale
- **2013** — Entrance to Eagle Ford Shale via Texon Petroleum merger
- **2014** — Successful exit of the DJ Basin via sale
- **2016** — Sundance brings 100th Eagle Ford well online and begins US trading via NASDAQ ADRs
- **2017** — Successful exit of Anadarko Basin to become an Eagle Ford pure play producer
- **2018** — Acquisition of ~22K net acres from Pioneer Natural Resources JV to create leading Eagle Ford pure-play operator with material high-quality, tier-one inventory
- **2019** — Redomiciliation to the US and shift to full NASDAQ listing

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▫ 5 ▫ Summary Fourth Quarter and Full Year 2019 Guidance (1) (1) As per internal Company estimates at October 31, 2019. All figures are represented on a cash basis and are thus Non - IFRS in natu re. See Appendix for reconciliation to IFRS. (2) “GP&T” refers to Gathering, Processing and Transportation fees incurred in moving hydrocarbons to market. See Appendix for reconciliation to IFRS. (3) Cash G&A is a Non - IFRS measure representing G&A less share based compensation and transaction related expenses. See Appendix for reconciliation to IFRS. 2019 Plan Is To Operate Within Cash Flow to Deliver Production and Cash Flow Growth While Deleveraging • Revised full year 2019 average sales volumes estimate reflects capacity constraints related to the second phase expansion of the CGP - 41 gas processing facility, which has now completed • Second half 2019 capital spending guidance remains $ 60 to 65 million, 4 Q 19 capital spending is anticipated to be $ 20 million • Fourth quarter 2019 oil cut is anticipated to be 65 % by sales volumes • LOE guidance is shown inclusive of workover expenses • The two well Washburn Ranch pad in La Salle County which were drilled in the fourth quarter were DUCs at year end 2019 Fourth Quarter 2019 Full Year 2019 Average Sales Volumes (boe/d): 13,500 - 14,000 13,300 - 13,500 Net Wells Spudded: 2.0 18.0 Net IP Wells: 2.0 22.0 LOE per boe: $7.00 $7.50 - 8.50 GP&T (2) per boe: $3.25 $2.80 - 3.00 Production Taxes per boe: $2.35 $2.50 - 2.70 G&A (3) per boe: $3.00 $3.00 - 3.50 `

▫ 6 ▫ $12.29 $9.04 $7.89 $9.15 $6.57 $6.01 $1.19 $1.94 $2.57 $2.55 $2.95 $2.67 $2.67 $3.33 $2.13 $2.83 $2.46 $2.27 $6.84 $3.82 $2.79 $3.37 $3.03 $2.88 $- $5.00 $10.00 $15.00 $20.00 $25.00 Q2 2018 Q3 2018 Q4 2018 Q1 2019 Q2 2019 Q3 2019 LOE (including WOE)/BOE GP&T/BOE Production Taxes/BOE Cash G&A/BOE Ongoing Focus on Reducing Operating Costs ▪ ~40% Reduction in Total Cash Operating Costs (1) Per Boe Since Close of Pioneer Transaction • Ongoing operating cost reduction initiatives drives incremental operating margin and long - term value creation • Additional cost - saving opportunities have been identified, with initiatives to address them underway ~40% Reduction (1) Cash Operating Costs is a Non - IFRS measure comprising LOE (including WOE), GP&T (excluding min revenue shortfall fees), producti on taxes and G&A, excluding share - based compensation and transaction related expenses. Cash G&A is G&A less share based compensation and transaction related G&A. GP&T excludes any shortfall payments under the Company’s midst rea m agreements. See Appendix for reconciliation to IFRS. (2) 4Q18 Cash Operating Costs include certain adjusting entries that relate to prior 2018 quarter periods. Sundance has significantly reduced LOE and G&A on a per unit basis since closing Pioneer acquisition Historical Per Unit Cost By Quarter (2) $22.99 $18.14 $15.39 $17.90 $15.00 $13.83

▫ 7 ▫ Eagle Ford Shale Basin Overview Proximity to both HSC Refining and Corpus Christi export markets provides optionality and premium pricing Corpus Christi Export Market Houston Ship Channel Refining Market Sundance currently receives netback pricing of WTI plus $0.30 in HSC (1) Sundance currently receives netback pricing of Brent less $5.45 at Corpus Christi under a physical marketing agreement with Shell (1) At WTI Houston Argus vs WTI swap levels as of November 12, 2019, including transportation and pump - over fees.

▫ 8 ▫ Assets Deliver Attractive Returns At Lower Oil Prices (1) Based on Company’s 2019 drilling program cadence of 18 wells per annum. Over 20 Years of Oil Rich Eagle Ford Drilling Inventory (1) Drilling Inventory By Location ▪ Disposition of Dimmit assets leaves Sundance with a high - graded asset portfolio of oilier, more economic locations ▪ Remaining asset base represents over 20 years of oil rich drilling inventory ▪ Over 93 % of acreage is Held By Production (“HBP”), including 100 % of acreage acquired from Pioneer Area Atascosa La Salle Live Oak McMullen 21 McMullen 32 McMullen Total Formation EGFD EGFD EGFD EGFD EGFD EGFD Locations 27 82 84 32 6 184 415

▫ 9 ▫ High Quality Reservoir Across Acreage Position A A’ A’ A Buda Eagle Ford Austin Chalk Eagle Ford Reservoir Properties ▪ EGFD thickness ranges from 130 ’ - 205 ’ ▪ Lower Eagle Ford averages > 125 feet across position ▪ Thickness and recoverable hydrocarbons in place allow for wine rack development of two landing zones, maximizing drainage of the reservoir ▪ Good porosity of > 9 % across most of the EGFD ▪ Permeability, > 450 nD ▪ Low Effective Water Saturation of < 25% ▪ Rich source rock with > 4 % TOC ▪ Majority of acreage is in the Volatile oil window

▫ 10 ▫ Capitalization Table and Available Liquidity Strong balance sheet and significant liquidity, with no debt maturities until 4 th Quarter of 2022 ▪ Sufficient Available Liquidity to Fund Development Through Free Cash Flow • Strong organic cash flow plus available cash and short term liquidity sufficient to allow Sundance to reach free cash flow in fourth quarter of 2019 • $ 210 mm borrowing base with $ 190 mm of elected committed availability as of Fall 2019 redetermination, with $ 115 mm currently drawn and a $ 16 . 4 mm letter of credit outstanding • Dimmit proceeds received to date provided incremental liquidity (1) As at September 30, 2019. Cash and Available Short Term Liquidity includes undrawn availability under RBL facility, including im pact of $16.4mm Letter of Credit and increase of elected commitment available under borrowing base to $190MM as of Fall 2019 redetermination. (2) Represents consensus analyst EBITDA and Interest expense for 4Q19. Available 2019 Liquidity (1) As of September 30, 2019 Cash and Available Short Term Liquidity (1) $61mm 4Q19 Consensus 2019 EBITDA (2) $38mm Dimmit Proceeds Received At Close (Oct 1 st ) $18mm 4Q19 Interest Expense (2) $(9)mm 4Q19 Cash Flow (2) $47 mm Total 4Q19 Liquidity (Excludes Dimmit Proceeds) $108mm Capitalization Table As of September 30, 2019 Cash $2mm Senior Credit Facility (RBL, Due Oct 2022) (1) $115 mm Second Lien Term Loan (Due Apr 2023) $250mm Total Debt Outstanding $365 mm Total Net Debt Outstanding $363 mm

Corporate Debt Overview

- Reserve Based Loan
  - **Amount:** $190.0 MM elected commitment presently available under $210 MM borrowing base; $115 MM drawn[1]
  - **Redetermination:** Bi-annually
  - **Coupon:** Floating, Libor + 225-325 bps depending on utilization[2]
  - **Term:** 4.5 years
  - **Maturity:** October 2022
  - **Covenants:** Current Ratio ≥ 1.0x; Total Debt to EBITDAX ≤ 3.5x; Interest Coverage Ratio ≥ 1.5x
  - **Arranger:** TD Bank
  - **Syndicate:** 6 bank syndicate

- Second Lien Term Loan
  - **Amount:** $250 MM
  - **Coupon:** Floating, Libor + 800bps
  - **Term:** 5 years
  - **Maturity:** April 2023
  - **Covenants:** Interest Coverage Ratio ≥ 1.5x; Total Proved PV9 to Total Debt ≥ 1.5x
  - **Arranger:** Morgan Stanley
  - **Syndicate:** 4 direct energy lending funds

A Note On Reserve Based Loans

- *Reserve Based Loans effectively function as revolvers.*
- *"Availability" represents amount of debt currently able to be drawn. Higher availability represents additional liquidity, not outstanding debt.*
- *Sundance has $115 MM drawn on its RBL with $75.0 MM remaining liquidity under the facility as of September 30, 2019 excluding the impact of the $16.4 MM Letter of Credit outstanding which reduces availability[1].*

RBL Margin At Various Borrowing Base Utilization Ranges				
<25%	≥25% and <50%	≥50% and <70%	≥75% and <90%	<90%
2.25%	2.50%	2.75%	3.00%	3.25%

(1) As of September 30, 2019, inclusive of $190MM elected commitment available under borrowing base as of Fall 2019 redetermination.
(2) As Sundance utilizes a greater percentage of the capital available for drawdown under its revolver (excluding LC utilization), the margin above the Base Rate increases based on the utilization rate as per the above chart.

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▫ 12 ▫ Debt Maturity and Service Schedule ▪ No debt maturities until 4 th Quarter of 2022 ▪ Assuming consensus 2019 EBITDA run flat forward Sundance has sufficient cash flow to service current debt levels as shown by elevated Debt Service Coverage Ratio ▪ Excludes impact of potential additional Cash Flow growth or anticipated debt pay downs Cash flow is adequate to service Sundance’s peak debt through maturity Significant Cash Flow Available for Debt Service (2) Excellent Asset Coverage (1) Ample Cash Flow Available for Debt Service (1) Per Ryder Scott YE 2018 Reserve Report using SEC based pricing. See Appendix for reconciliation to IFRS. (2) 2022 RBL maturity amount represents drawn amount as of September 30,2019 . (3) As of September 30, 2019. $35 $35 $35 $35 $35 $0 $0 $0 $115 $250 4.3x 4.3x 4.3x 1.0x 0.5x 0.0x 0.5x 1.0x 1.5x 2.0x 2.5x 3.0x 3.5x 4.0x 4.5x $- $50 $100 $150 $200 $250 $300 2019 2020 2021 2022 2023 Debt Service Debt Maturity Implied DSCR Asset Coverage Ratio Net Debt (3) $363mm 1P PV-10 (1) $1,110mm 1P Asset Coverage Ratio 3.1x PDP PV-10 (1) $483mm PDP Asset Coverage Ratio 1.3x

▫ 13 ▫ Closed Sale of Dimmit County Asset Closed sale of all Dimmit County, $17.8mm proceeds received at Closing Dimmit Transaction Overview ▪ Sale closed on October 1 , 2019 ▪ $ 17 . 8 mm proceeds received to date ; remaining proceeds are due to Sundance in first quarter 2020 ▪ Sale of all remaining Dimmit County assets • 19 gross PDP wells • ~ 6 , 100 net acres ▪ Assets contributed 1 , 063 boepd in 3 Q 19 average daily sales volumes Important Considerations ▪ No impact to borrowing base facility • Fall 2019 borrowing base redetermination excluded all Dimmit reserves in calculation borrowing base

2019 Development – Quarterhorse Acreage

Newly Acquired ("Quarterhorse") Acreage Development Detail

- 18 wells drilled, completed and brought online
- XRL Justin Tom 2-well pad turned to sales in 4Q19
- Completed drilling the 2-well Washburn Ranch pad in La Salle Co. and laid down rig for remainder of 2019
- Well results to date continue to exceed production expectations
- Well costs to date in line with capital projections



5 Justin Tom Two Well Pad
Justin Tom 08H & 09H
6 Washburn Ranch Two Well Pad
Washburn Ranch 65H & 66H
Atascosa
Area 41
Live Oak
AREA 41
Live Oak
McMullen
AREA 21
La Salle
AREA 11
McMullen
AREA 11
1 Roy Esse Four Well Pad
15H, 16H 17H & 18H
2 Georgia Buck Four Well Pad
01H, 02H, 03H & 10H
3 HT Chapman Four Well Pad
11H, 12H, 13H & 14H
4 Harlan Bethune Four Well Pad
15H, 16H 17H & 18H

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▫ 15 ▫ 2019 Development – Legacy Acreage Atascosa McMullen La Salle McMullen AREA 41 AREA 11 AREA 21 Legacy Acreage Development Detail ▪ 2 wells drilled, completed and brought online • Excludes 2 well Red Ranch 18H & 19H pad included in the Dimmit divestiture ▪ Bracken well costs in line with capital projections 1 Bracken Two Well Pad 23HU & 22H 1

Robust 2019 Initial Production Results Support Growth Plan

2019 Operations Support Continued Production Growth

- Excellent 2019 well results year to date support Sundance's production and EBITDA growth targets
- 2019 IP rates reflect revised choke strategy intended to increase EUR and overall well economics but impacts initial production
- 20 wells placed online in 2019[1], including the extended reach Justin Toms pad turned to sales in 4Q19

Well Name	County	Spud Date	IP Date	Lateral Length	Peak 24-Hr IP	30-Day Avg *(boepd)*	30-Day / 1,000' ft	60-Day Avg *(boepd)*	60-Day / 1,000' ft	% Oil[2]
Bracken 22H	McMullen	24-Jan-19	2-Apr-19	5,737	1,690	1,053	184	964	168	76%
Bracken 23H	McMullen	22-Jan-19	2-Apr-19	6,664	1,397	856	129	824	124	76%
Roy Esse 15H	Live Oak	1-Dec-18	5-May-19	4,756	1,222	864	182	848	178	72%
Roy Esse 16H	Live Oak	28-Nov-18	5-May-19	4,823	1,371	988	205	912	189	75%
Roy Esse 17H	Live Oak	26-Nov-18	5-May-19	4,691	1,077	785	167	743	158	76%
Roy Esse 18H	Live Oak	24-Nov-18	5-May-19	4,656	1,099	805	173	753	162	73%
Georgia Buck 01H	Live Oak	21-Feb-19	24-Jul-19	3,791	1,817	921	243	854	225	86%
Georgia Buck 02H	Live Oak	23-Feb-19	24-Jul-19	3,814	1,079	802	210	709	186	85%
Georgia Buck 03H	Live Oak	25-Feb-19	24-Jul-19	3,792	1,133	792	209	669	176	83%
Georgia Buck 10H	Live Oak	26-Feb-19	24-Jul-19	3,917	1,359	880	225	856	219	85%
HT Chapman 11H	Live Oak	16-Apr-19	16-Aug-19	5,287	850	530	100	520	98	79%
HT Chapman 12H	Live Oak	14-Apr-19	16-Aug-19	5,943	927	566	95	511	86	74%
HT Chapman 13H	Live Oak	12-Apr-19	16-Aug-19	5,894	1,148	805	137	768	130	76%
HT Chapman 14H	Live Oak	10-Apr-19	17-Aug-19	5,763	1,271	910	158	817	142	76%
H Harlan Bethune 15H	Live Oak	31-May-19	28-Aug-19	5,220	2,059	1,372	263	1,104	211	75%
H Harlan Bethune 16H	Live Oak	2-Jun-19	28-Aug-19	5,180	1,862	1,382	267	1,143	221	77%
H Harlan Bethune 17H	Live Oak	4-Jun-19	28-Aug-19	5,240	1,578	1,205	230	985	188	77%
H Harlan Bethune 18H	Live Oak	6-Jun-19	28-Aug-19	5,280	1,624	1,237	234	1,090	206	76%
Justin Tom 08H	Atascosa	30-Jul-19	5-Nov-19	12,715	1,493	1,175	92	-	-	90%
Justin Tom 09H	Atascosa	25-Jul-19	5-Nov-19	12,955	1,495	1,126	87	-	-	88%

(1) Excludes the Red Ranch 18H & 19H wells included in the Dimmit divestiture.
(2) Oil cut presented on a two-stream basis.

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2018 Wells Continue to Demonstrate Superior Results

2018 Wells Continue to Outperform on Cumulative Production Basis

- 2018 wells materially outperformed type curve expectations on an initial production basis
- Wells on Pioneer acquisition ("Quarterhorse") acreage continue their outperformance on a cumulative production basis

Well Name	County	Spud Date	Frac Start Date	IP Date	Lateral Length	30-Day IP (boe/d)	60-Day IP (boe/d)	Cum Prod (boe)	% Cum Oil[2]
Paloma Ranch 7H	McMullen	18-Jan-18	17-May-18	6-Jun-18	7,690	1,124	918	127,479	62%
Peeler Ranch 8HC	Atascosa	1-Mar-18	28-May-18	28-Jun-18	5,806	446	373	72,241	91%
Peeler Ranch 9HC	Atascosa	24-Mar-18	28-May-18	28-Jun-18	5,581	466	408	59,411	91%
Harlan Bethune 25H	Live Oak	7-May-18	24-Jul-18	15-Aug-18	8,001	1,217	1,078	168,976	67%
Harlan Bethune 26H	Live Oak	11-May-18	22-Jul-18	15-Aug-18	8,219	1,074	946	149,555	66%
Harlan Bethune 27H	Live Oak	13-May-18	22-Jul-18	14-Aug-18	4,073	1,198	1,033	151,110	76%
Allen MCM 1HA	McMullen	21-Apr-18	6-Jul-18	14-Aug-18	4,779	1,063	1,054	154,037	73%
Allen MCM 2HA	McMullen	13-May-18	6-Jul-18	14-Aug-18	3,314	1,156	880	113,919	73%
Harlan Bethune 34H	Live Oak	25-Jun-18	3-Aug-18	19-Aug-18	3,528	1,691	1,545	223,372	79%
Harlan Bethune 35H	Live Oak	22-Jun-18	3-Aug-18	19-Aug-18	3,702	1,738	1,570	197,444	80%
Justin Tom 05H	Atascosa	17-Jun-18	12-Aug-18	3-Sep-18	6,293	1,253	1,062	213,713	91%
Justin Tom 06H	Atascosa	14-Jun-18	12-Aug-18	3-Sep-18	6,360	1,011	855	163,982	90%
Idylwood 04H	Live Oak	10-Aug-18	28-Sep-18	17-Oct-18	6,549	1,021	1,054	266,041	71%
Idylwood 05H	Live Oak	7-Aug-18	28-Sep-18	17-Oct-18	5,715	1,171	1,129	239,574	69%
James Keith Esse 06H	Live Oak	23-Jul-18	12-Oct-18	13-Nov-18	5,702	1,119	1,147	177,021	71%
James Keith Esse 07H	Live Oak	25-Jul-18	12-Oct-18	13-Nov-18	5,576	1,212	1,219	180,717	73%
James Keith Esse 08H	Live Oak	27-Jul-18	12-Oct-18	13-Nov-18	5,544	923	963	145,026	72%
James Keith Esse 09H	Live Oak	29-Jul-18	12-Oct-18	14-Nov-18	5,570	1,333	1,291	195,863	74%
Hoskins 20H	McMullen	25-Sep-18	8-Nov-18	2-Dec-18	7,116	909	893	136,372	63%
Hoskins 21H	McMullen	27-Sep-18	8-Nov-18	3-Dec-18	7,266	561	462	75,337	66%
Harlan Bethune 22H	Live Oak	17-Sep-18	27-Nov-18	16-Dec-18	5,737	503	663	138,142	69%
Harlan Bethune 23H	Live Oak	21-Sep-18	27-Nov-18	16-Dec-18	5,301	618	743	127,039	73%
Harlan Bethune 24H	Live Oak	25-Sep-18	27-Nov-18	16-Dec-18	5,621	1,330	1,124	178,993	72%

(1) Excludes the Red Ranch 18H & 19H wells included in the Dimmit divestiture
(2) Oil cut presented on a two-stream basis.

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▫ 18 ▫ 2018 Live Oak County Initial Well Performance (1) vs Type Curve (2) Note: Cum Oil Type Curve is normalized to well Lateral Length. (1) Well results shown as of November 1, 2019. (2) Ryder Scott Type Curve at December 31, 2019 . Harlan Bethune Area Live Oak RSC119 TC RSC119 TC 2018 Area 41 Live Oak wells, on average, are performing at 129 % of RSC type curve at 240 days

▫ 19 ▫ 2019 Live Oak County Initial Well Performance (1) vs Type Curve (2) 2019 Area 41 Live Oak wells, on average, are performing at 122 % of RSC type curve at 60 days Harlan Bethune Area Live Oak RSC119 TC RSC119 TC Note: Cum Oil Type Curve is normalized to well Lateral Length. (1) Well results shown as of November 1, 2019. (2) Ryder Scott Type Curve at December 31, 2019 .

▫ 20 ▫ 2018 Atascosa County Initial Well Performance (1) vs Type Curve (2) 2018 Area 41 Atascosa County wells, on average, are performing at 135% of the RSC type curve at 300 days Tom Justin 5H & 6H RSC119 TC Note: Cum Oil Type Curve is normalized to well Lateral Length. (1) Well results shown as of November 1, 2019. (2) Ryder Scott Type Curve at December 31, 2019 .

▫ 21 ▫ Robust 2020 Hedge Book Supports Strong Cash Flow Generation Gas Hedges (1) Oil Hedges (1) Current hedging covers ~5,500 barrels per day of crude sales volumes at an average ~$56.50 floor price (1) Gas HH/HSC Contracts Year Mcf Floor Ceiling 2020 1,810,000 $2.67 $2.70 2021 1,290,000 $2.65 $2.65 2022 1,080,000 $2.69 $2.69 2023 240,000 $2.64 $2.64 Total 4,420,000 $2.67 $2.68 Crude WTI Contracts (2) Year Bbl Floor Ceiling 2020 1,850,000 $56.50 $60.09 2021 732,000 $50.37 $59.34 2022 528,000 $45.68 $60.83 2023 160,000 $40.00 $63.10 Total 3,270,000 $52.57 $60.19 Gas Hedges (1) Oil Hedges (1) (1) All figures representative of Sundance’s remaining hedge book through 2023 as at February 1, 2020. Hedge volumes do not incl ude hedges that have already rolled off or settled in the first month of 2020. (2) WTI prices as shown are inclusive of the impact from WTI - MEH basis hedges which the Company has in place. $0.00 $10.00 $20.00 $30.00 $40.00 $50.00 $60.00 $70.00 - 1,000 2,000 3,000 4,000 5,000 6,000 2020 2021 2022 2023 Bbls / day Hedged Average Ceiling Average Floor $0.00 $0.50 $1.00 $1.50 $2.00 $2.50 $3.00 - 1,000 2,000 3,000 4,000 5,000 6,000 7,000 2020 2021 2022 2023 Mcf / day Hedged Average Ceiling Average Floor

▫ 22 ▫ High Quality Asset Base – Material Inventory With Low Full - Cycle Break Even Costs ▪ Over 20 years of highly attractive oil rich drilling inventory with $ 1 , 110 MM (1) of 1 P PV 10 as at year end 2018 ▪ Full - cycle break even costs of ~ $ 30 . 00 per boe allows production and EBITDA growth under various oil price scenarios ▪ Highly attractive single well economics across assets at existing commodity prices Strong Free Cash Flow Generation ▪ Company positioned to be self funding and cash flow neutral or positive in 2020 (2) Capital Discipline – Cash Flow Neutral Development Program ▪ 2019 development plan driven by focus on capital discipline and operating within cash flow ▪ 23 wells brought online in 2018 ; 20 placed online in 2019 (3) ▪ Enhanced scale facilitates unit cost improvements in capital expenditures, operating and overhead expenses Advantaged Net Back Pricing – Firm Transport With Attractive Midstream & Pricing Economics ▪ Midstream contracts for assets acquired in April 2018 provide firm capacity to process and transport all products to Houston market for prevailing LLS/MEH pricing ▪ Brent pricing exposure via physical offtake deal for all legacy volumes Strong Balance Sheet – Ample Liquidity & Rapid Deleveraging ▪ Strong liquidity position of ~ $ 78 mm (4) ▪ Fully funded 2019 and 2020 capital programs scaled to remain within cash flow while protecting balance sheet ▪ Debt - to - Consensus 2019 EBITDAX of ~ 2 . 5 x and n o debt maturities until 4 Q 2022 (1) As prepared by Ryder Scott at December 31, 2018 using SEC - based pricing. See Appendix for reconciliation to IFRS. (2) Per internal Company estimates as at October 31, 2019 using NYMEX strip pricing. (3) Excludes the two well Red Ranch 18H & 19H pad included in the Dimmit divestiture. (4) Pro Forma for $17.8mm of Dimmit proceeds received at Closing and increase of elected commitment available under borrowing base to $190MM as of Fall 2019 redetermination. Summary Sundance Investment Highlights

Appendix sundanceenergy.net

Reconciliation of non-IFRS Measures (as previously reported)

The unaudited financial information below reflects the results of Sundance Energy Australia Limited, the predecessor of Sundance Energy Inc, which was prepared under International Financial Reporting Standards. We expect to file financial statements prepared under U.S. GAAP for the years ended December 31, 2019 and 2018 with the SEC on Form 10-K in March 2020.

Management has historically used both IFRS and certain non-IFRS measures to assess its performance. Cash G&A excludes the impact of stock-based compensation expense (non-cash) and costs associated with discrete, non-recurring transactions, such as general and administrative costs associated with our 2018 Eagle Ford acquisition, and costs associated with our redomiciliation to the U.S. from Australia. Management believes that Cash G&A is useful because it allows us to more effectively evaluate operating performance and trends period to period.

Certain of our midstream agreements contain minimum revenue commitments, under which we may be required to pay a deficiency payment, if we fail to pay fees equal to or greater than the minimum revenue commitment under any of the contracts, we are required to pay a deficiency payment equal to the shortfall. Adjusted GP&T excludes the impact of this charge, which is measured at the end of each calendar year.

PV-10 is the estimated present value of the future cash flows less future development and production costs from our proved reserves before income taxes discounted using a 10% discount rate. PV-10 may be considered a non-IFRS financial measure as defined by the SEC because it does not include the effects of future income taxes, as is required in computing the standardized measure of discounted future net cash flows. We believe that PV-10 is an important measure that can be used to evaluate the relative significance of our oil and natural gas properties and is widely used by securities analysts and investors when evaluating oil and gas companies.

	For the quarter ended (in $000s)					
	June 30, 2018	September 30, 2018	December 31, 2018	March 31, 2019	June 30, 2019	September 30, 2019
G&A (as previously reported under IFRS)	$15,995	$4,100	$3,471	$4,395	$4,449	$4,147
Less: Stock-based compensation expense	184	(159)	(170)	(135)	(142)	(58)
Less: Transaction costs, including US redomiciliation costs	(11,351)	(21)	8	(527)	(487)	(497)
Total Cash G&A	**$4,828**	**$3,920**	**$3,309**	**$3,733**	**$3,820**	**$3,592**
GP&T (as previously reported under IFRS)	$840	$1,988	$5,804	$2,825	$3,735	$3,338
Less: Minimum revenue commitment deficiency payment	-	-	(2,757)	-	-	-
Total Adjusted GP&T	**$840**	**$1,988**	**$3,047**	**$2,825**	**$3,735**	**$3,338**

	December 31, 2018 (in $000s)
Standardized Measure (IFRS)	$990,484
Add back: Present value of future income tax expense discounted at 10%	119,363
PV-10 of Proved reserves	**$1,109,847**

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▫ 25 ▫ For Additional Information Please Contact: United States John Roberts, VP Finance & Investor Relations jroberts@sundanceenergy.net +1 (720) 638 - 2400 Eric McCrady, Chief Executive Officer emccrady@sundanceenergy.net +1 (303) 543 - 5703 www.sundanceenergy.net